Exhibit 99.1
NEWS RELEASE
July 28, 2021

HELMERICH & PAYNE, INC. ANNOUNCES THIRD QUARTER RESULTS
•H&P's North America Solutions segment exited the third quarter of fiscal year 2021 with 121 active rigs, up over 10% during the quarter

•The Company ended the quarter with $558 million in cash and short-term investments and no amounts drawn on its $750 million revolving credit facility culminating in approximately $1.3 billion in available liquidity

•Quarterly North America Solutions operating gross margins(1) increased $11 million to $75 million sequentially, as revenues increased by $31 million to $281 million and expenses increased by $20 million to $206 million

•The Company reported a fiscal third quarter net loss of $(0.52) per diluted share; including select items(2) of $0.05 per diluted share

•Deployment of our drilling automation technologies and utilization of new commercial models kept pace with the increase in rig activity with roughly 25% of our active FlexRig® fleet utilizing AutoSlide®, and over 30% of the fleet contracted with some form of performance-based contract

•H&P continues to invest in new and diversified technologies for long-term sustainability through geothermal opportunities as well as power management applications on the rig site

•On June 2, 2021, the Board of Directors of the Company declared a quarterly cash dividend of $0.25 per share, payable on August 31, 2021, to stockholders of record at the close of business on August 17, 2021

Helmerich & Payne, Inc. (NYSE: HP) reported a net loss of $56 million, or $(0.52) per diluted share, from operating revenues of $332 million for the quarter ended June 30, 2021, compared to a net loss of $121 million, or $(1.13) per diluted share, on revenues of $296 million for the quarter ended March 31, 2021. The net losses per diluted share for the third and second quarters of fiscal year 2021 include $0.05 and $(0.53), respectively, of after-tax gains and losses comprised of select items(2). For the third quarter of fiscal year 2021, select items(2) were comprised of:

•$0.08 of after-tax gains pertaining to a non-cash fair market adjustment to our equity investment, income tax adjustments related to certain discrete tax items, and discontinued operations related to adjustments resulting from currency fluctuations
•$(0.03) of after-tax losses pertaining to a non-cash impairment for fair market adjustments to decommissioned rigs that are held for sale, restructuring charges, and changes in the fair values of certain contingent liabilities

News Release
July 28, 2021
Net cash provided by operating activities was $31 million for the third quarter of fiscal year 2021 compared to net cash provided by operating activities of $78 million in the prior quarter, which benefited from a large income tax refund.

    President and CEO John Lindsay commented, "The rig count and market share gains we have secured since the industry lows almost a year ago is a testament to H&P's position as the leading drilling solutions provider. While we have experienced moderation in this upward trajectory, we still expect activity and pricing to continue to increase over the next quarter as the availability of super-spec rigs tightens. We remain optimistic that current crude oil prices will translate into even higher activity and pricing levels in the fourth calendar quarter leading into 2022.
"We continue to affect change in the industry through the use of new commercial models and digital technology solutions. There is a growing appreciation for the value proposition H&P provides, and more customers are partnering with us to achieve better drilling outcomes. When utilized on a FlexRig® platform, H&P's digital technology and automation solutions are able to enhance drilling outcomes both in terms of efficiency gains and wellbore quality, resulting in improved long-term well economics and returns. This outcome-based approach delivers more predictive, consistent and superior well results over an entire drilling program, lowering overall well costs and downhole risks, and greatly reducing the potential for costly outliers. Minimizing downhole variation with the appropriate planning, technology and execution can produce positive economic results in a drilling program.
"The methods, the equipment, the technology and the risk profile in the drilling of unconventional oil and gas wells has evolved significantly over the past few decades; however, the legacy dayrate model has not. This has resulted in an unsustainable allocation of the economic benefits that have been accruing over the past several years through the drilling of more efficient and better-quality wells. Consequently, the pricing model for providing better drilling outcomes needs to evolve. H&P's new commercial models aim to better align us with our customer's goals and allow us to share in the value-added outcomes we help create."
    Senior Vice President and CFO Mark Smith also commented, "The Company's solid financial position and strong financial stewardship remain resolute, giving us plenty of flexibility in our capital allocation strategy to take advantage of additional investment opportunities in the future should they arise and to maintain our steadfast commitment of returning cash to shareholders.
"We have continued to make investments, and explore future investments, in geothermal companies targeting the ambitious goal of affordable, reliable, and clean energy on a global scale. At present, we have a robust set of geothermal investment opportunities across a diverse technological and drilling spectrum. These opportunities not only include providing our drilling and technology solutions, but also direct investments into companies working toward accessing geothermal heat to create low-carbon and scalable base load power generation in an economically viable manner. Additionally, we continue to invest resources and work with our customers to provide customized power management solutions at the rig site that result in improved environmental and economic outcomes.
"Within the constructs of a smaller industry going forward, reducing our operating cost structure remains a high priority for the Company and steps have been underway to make this happen. Recent actions will result in an estimated annualized savings of $7 million with that full benefit captured in calendar 2022. Further, we have many other ongoing initiatives that will result in additional cost savings, that will be recognized incrementally over the next several quarters. Over time we expect these cost saving measures to culminate into meaningful, long-term improvements in our cost structure."
    John Lindsay concluded, “The strength of our people, financial position, and drilling solutions will continue to provide us an edge in this improving market. Our track record of forming new and cementing existing partnerships with customers that manifest from our commitment to mutual long-term success."
Operating Segment Results for the Third Quarter of Fiscal Year 2021
North America Solutions:
This segment had an operating loss of $43.7 million compared to an operating loss of $109.8 million during the previous quarter. The decrease in the operating loss was primarily due to the prior quarter being adversely impacted by impairments related to fair market adjustments to decommissioned rigs that are held for sale and restructuring charges. Absent the select items(2) for the quarters, this segment's operating loss declined by $13.9 million on a sequential basis, due mainly to a higher level of rig activity.

News Release
July 28, 2021

Operating gross margins(1) increased by $10.9 million to $75.0 million as both revenues and expenses increased sequentially. Operating results were still negatively impacted by the costs associated with reactivating rigs; $5.9 million in the third fiscal quarter compared to $9.7 million in the second fiscal quarter.

International Solutions:
This segment had an operating loss of $3.5 million compared to an operating loss of $3.5 million during the previous quarter. Operating gross margins(1) improved slightly to a negative $1.4 million from a negative $1.9 million in the previous quarter. Current quarter results included a $0.6 million foreign currency loss primarily related to our South American operations compared to a $2.4 million foreign currency loss in the second quarter of fiscal year 2021.

Offshore Gulf of Mexico:
This segment had operating income of $5.7 million compared to operating income of $3.0 million during the previous quarter. Operating gross margins(1) for the quarter were $9.2 million compared to $6.2 million in the prior quarter.

Operational Outlook for the Fourth Quarter of Fiscal Year 2021

North America Solutions:
•We expect North America Solutions operating gross margins(1) to be between $72-$82 million
•We expect to exit the quarter at between 127-132 contracted rigs

International Solutions:
•We expect International Solutions operating gross margins(1) to be relatively flat between $(2)-$0 million, exclusive of any foreign exchange gains or losses

Offshore Gulf of Mexico:
•We expect Offshore Gulf of Mexico operating gross margins(1) to be between $7-$9 million

Other Estimates for Fiscal Year 2021
•Gross capital expenditures are now expected to at the lower end of our previous guidance range of $85 to $105 million range. Ongoing asset sales include reimbursements for lost and damaged tubulars and sales of other used drilling equipment that offset a portion of the gross capital expenditures and are still expected to total approximately $25 million in fiscal year 2021. Note the sale of the offshore platform rig during the first quarter of fiscal year 2021 is excluded from this number.
•Depreciation and amortization expenses are still expected to be approximately $425 million
•Research and development expenses for fiscal year 2021 are now expected to be roughly $20 to 25 million
•Selling, general and administrative expenses for fiscal year 2021 are still expected to be approximately $160 million

News Release
July 28, 2021

Select Items Included in Net Income per Diluted Share

Third quarter of fiscal year 2021 net loss of $(0.52) per diluted share included $0.05 in after-tax gains comprised of the following:
•$0.01 of non-cash after-tax gains from discontinued operations related to adjustments resulting from currency fluctuations
•$0.02 of non-cash after-tax gains related to fair market value adjustments to equity investments
•$0.05 of income tax adjustments related to certain discrete tax items
•$(0.01) of non-cash after-tax losses for impairments related to fair market value adjustments to decommissioned rigs that are held for sale
•$(0.01) of after-tax losses related to restructuring charges
•$(0.01) of after-tax losses related to the change in the fair values of certain contingent liabilities

Second quarter of fiscal year 2021 net loss of $(1.13) per diluted share included $(0.53) in after-tax losses comprised of the following:
•$0.02 of non-cash after-tax gains related to fair market value adjustments to equity investments
•$0.02 of non-cash after-tax gains from discontinued operations related to adjustments resulting from currency fluctuations
•$(0.01) of after-tax losses related to restructuring charges
•$(0.17) of after-tax losses pertaining to the sale of excess drilling equipment and spares
•$(0.39) of non-cash after-tax losses for impairments related to fair market value adjustments to decommissioned rigs that are held for sale

 Conference Call

A conference call will be held on Thursday, July 29, 2021, at 11:00 a.m. (ET) with John Lindsay, President and CEO, Mark Smith, Senior Vice President and CFO, and Dave Wilson, Vice President of Investor Relations, to discuss the Company’s third quarter fiscal year 2021 results. Dial-in information for the conference call is (877) 876-9176 for domestic callers or (785) 424-1670 for international callers.  The call access code is ‘Helmerich’.  You may also listen to the conference call that will be broadcast live over the internet by logging on to the Company’s website at http://www.helmerichpayne.com and accessing the corresponding link through the investor relations section by clicking on “Investors” and then clicking on “News and Events - Events & Presentations” to find the event and the link to the webcast.

About Helmerich & Payne, Inc.

Founded in 1920, Helmerich & Payne, Inc. (H&P) (NYSE: HP) is committed to delivering industry leading levels of drilling productivity and reliability. H&P operates with the highest level of integrity, safety and innovation to deliver superior results for its customers and returns for shareholders. Through its subsidiaries, the Company designs, fabricates and operates high-performance drilling rigs in conventional and unconventional plays around the world.  H&P also develops and implements advanced automation, directional drilling and survey management technologies. At June 30, 2021, H&P's fleet included 242 land rigs in the U.S., 32 international land rigs and seven offshore platform rigs. For more information, see H&P online at www.helmerichpayne.com.

News Release
July 28, 2021

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and such statements are based on current expectations and assumptions that are subject to risks and uncertainties.  All statements other than statements of historical facts included in this release, including, without limitation, statements regarding the registrant’s future financial position, operations outlook, business strategy, dividends, budgets, projected costs and plans and objectives of management for future operations are forward-looking statements.  For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s SEC filings, including but not limited to its annual report on Form 10‑K and quarterly reports on Form 10‑Q.  As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements.  We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law.

We use our Investor Relations website as a channel of distribution for material company information. Such information is routinely posted and accessible on our Investor Relations website at www.helmerichpayne.com.

Note Regarding Trademarks.  Helmerich & Payne, Inc. owns or has rights to the use of trademarks, service marks and trade names that it uses in conjunction with the operation of its business.  Some of the trademarks that appear in this release or otherwise used by H&P include FlexRig and AutoSlide, which may be registered or trademarked in the U.S. and other jurisdictions.

(1) Operating gross margin is defined as operating revenues less direct operating expenses.
(2) See the corresponding section of this release for details regarding the select items. The Company believes identifying and excluding select items is useful in assessing and understanding current operational performance, especially in making comparisons over time involving previous and subsequent periods and/or forecasting future periods results. Select items are excluded as they are deemed to be outside of the Company's core business operations.

Contact:  Dave Wilson, Vice President of Investor Relations
investor.relations@hpinc.com
(918) 588‑5190

News Release
July 28, 2021
HELMERICH & PAYNE, INC.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Nine Months Ended
(in thousands, except per share amounts)	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Operating revenues
Drilling services	$329,774	$294,026	$314,405	$868,581	$1,556,093
Other	2,439	2,145	2,959	6,180	9,567
	332,213	296,171	317,364	874,761	1,565,660
Operating costs and expenses
Drilling services operating expenses, excluding depreciation and amortization	255,471	230,313	205,198	684,473	1,022,270
Other operating expenses	1,481	1,274	1,549	4,117	4,286
Depreciation and amortization	104,493	106,417	110,161	317,771	372,298
Research and development	5,610	5,334	3,638	16,527	16,730
Selling, general and administrative	41,719	39,349	43,108	120,371	134,894
Asset impairment charge	2,130	54,284	—	56,414	563,234
Restructuring charges	2,110	1,608	15,495	3,856	15,495
(Gain) loss on sale of assets	(3,434)	18,515	(4,201)	2,745	(18,790)
	409,580	457,094	374,948	1,206,274	2,110,417
Operating loss from continuing operations	(77,367)	(160,923)	(57,584)	(331,513)	(544,757)
Other income (expense)
Interest and dividend income	1,527	4,819	771	8,225	6,551
Interest expense	(5,963)	(5,759)	(6,125)	(17,861)	(18,320)
Gain (loss) on investment securities	2,409	2,520	2,267	7,853	(7,325)
Gain on sale of subsidiary	—	—	—	—	14,963
Other	(970)	(577)	(2,914)	(3,027)	(3,711)
	(2,997)	1,003	(6,001)	(4,810)	(7,842)
Loss from continuing operations before income taxes	(80,364)	(159,920)	(63,585)	(336,323)	(552,599)
Income tax benefit	(23,659)	(36,624)	(17,578)	(78,398)	(116,853)
Loss from continuing operations	(56,705)	(123,296)	(46,007)	(257,925)	(435,746)
Income from discontinued operations before income taxes	1,150	2,293	9,151	10,936	22,675
Income tax provision	—	—	8,743	—	22,463
Income from discontinued operations	1,150	2,293	408	10,936	212
Net loss	$(55,555)	$(121,003)	$(45,599)	$(246,989)	$(435,534)

Basic earnings (loss) per common share:
Loss from continuing operations	$(0.53)	$(1.15)	$(0.43)	$(2.40)	$(4.05)
Income from discontinued operations	$0.01	$0.02	$—	$0.10	$—
Net loss	$(0.52)	$(1.13)	$(0.43)	$(2.30)	$(4.05)

Diluted earnings (loss) per common share:
Loss from continuing operations	$(0.53)	$(1.15)	$(0.43)	$(2.40)	$(4.05)
Income from discontinued operations	$0.01	$0.02	$—	$0.10	$—
Net loss	$(0.52)	$(1.13)	$(0.43)	$(2.30)	$(4.05)

Weighted average shares outstanding (in thousands):
Basic	107,896	107,861	107,439	107,790	108,185
Diluted	107,896	107,861	107,439	107,790	108,185

News Release
July 28, 2021
HELMERICH & PAYNE, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30,	September 30,
(in thousands except share data and share amounts)	2021	2020
Assets
Current Assets:
Cash and cash equivalents	$370,553	$487,884
Short-term investments	187,256	89,335
Accounts receivable, net of allowance of $1,885 and $1,820, respectively	233,632	192,623
Inventories of materials and supplies, net	90,537	104,180
Prepaid expenses and other, net	91,477	89,305
Assets held-for-sale	10,088	—
Total current assets	983,543	963,327

Investments	36,886	31,585
Property, plant and equipment, net	3,281,082	3,646,341
Other Noncurrent Assets:
Goodwill	45,653	45,653
Intangible assets, net	75,634	81,027
Operating lease right-of-use asset	53,116	44,583
Other assets, net	19,371	17,105
Total other noncurrent assets	193,774	188,368

Total assets	$4,495,285	$4,829,621

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable	$64,193	$36,468
Dividends payable	27,324	27,226
Accrued liabilities	173,784	155,442
Total current liabilities	265,301	219,136

Noncurrent Liabilities:
Long-term debt, net	481,002	480,727
Deferred income taxes	584,633	650,675
Other	154,049	147,180
Noncurrent liabilities - discontinued operations	2,393	13,389
Total noncurrent liabilities	1,222,077	1,291,971

Shareholders' Equity:
Common stock, $.10 par value, 160,000,000 shares authorized, 112,222,865 and 112,151,563 shares issued as of June 30, 2021 and September 30, 2020, respectively, and 107,898,782 and 107,488,242 shares outstanding as of June 30, 2021 and September 30, 2020, respectively	11,222	11,215
Preferred stock, no par value, 1,000,000 shares authorized, no shares issued	—	—
Additional paid-in capital	523,281	521,628
Retained earnings	2,679,859	3,010,012
Accumulated other comprehensive loss	(24,814)	(26,188)
Treasury stock, at cost, 4,324,083 shares and 4,663,321 shares as of June 30, 2021 and September 30, 2020, respectively	(181,641)	(198,153)
Total shareholders’ equity	3,007,907	3,318,514
Total liabilities and shareholders' equity	$4,495,285	$4,829,621

News Release
July 28, 2021
HELMERICH & PAYNE, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended June 30,
(in thousands)	2021	2020
OPERATING ACTIVITIES:
Net loss	$(246,989)	$(435,534)
Adjustment for income from discontinued operations	(10,936)	(212)
Loss from continuing operations	(257,925)	(435,746)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	317,771	372,298
Asset impairment charge	56,414	563,234
Amortization of debt discount and debt issuance costs	994	1,358
Provision for credit loss	8	4,151
Stock-based compensation	21,240	32,059
(Gain) loss on investment securities	(7,853)	7,325
(Gain) loss on sale of assets	2,745	(18,790)
Gain on sale of subsidiary	—	(14,963)
Deferred income tax benefit	(66,102)	(122,366)
Other	8,849	(1,580)
Changes in assets and liabilities	13,721	59,311
Net cash provided by operating activities from continuing operations	89,862	446,291
Net cash used in operating activities from discontinued operations	(41)	(38)
Net cash provided by operating activities	89,821	446,253

INVESTING ACTIVITIES:
Capital expenditures	(49,173)	(120,960)
Purchase of investments	(236,784)	(78,303)
Proceeds from sale of investments	139,430	66,033
Proceeds from sale of subsidiary	—	15,056
Proceeds from asset sales	26,775	31,200
Other	—	(50)
Net cash used in investing activities	(119,752)	(87,024)

FINANCING ACTIVITIES:
Dividends paid	(81,815)	(233,124)
Proceeds from stock option exercises	—	4,100
Payments for employee taxes on net settlement of equity awards	(2,160)	(3,752)
Payment of contingent consideration from acquisition of business	(250)	(4,250)
Share repurchase	—	(28,504)
Other	(719)	(446)
Net cash used in financing activities	(84,944)	(265,976)
Net increase (decrease) in cash and cash equivalents and restricted cash	(114,875)	93,253
Cash and cash equivalents and restricted cash, beginning of period	536,747	382,971
Cash and cash equivalents and restricted cash, end of period	$421,872	$476,224

News Release
July 28, 2021

	Three Months Ended			Nine Months Ended
SEGMENT REPORTING	June 30,	March 31,	June 30,	June 30,
(in thousands, except operating statistics)	2021	2021	2020	2021	2020
NORTH AMERICA SOLUTIONS OPERATIONS
Operating revenues	$281,132	$249,939	$254,434	$733,061	$1,325,076
Direct operating expenses	206,172	185,841	152,663	549,322	832,229
Segment gross margin (2)	74,960	64,098	101,771	183,739	492,847

Depreciation and amortization	96,997	99,917	102,699	297,238	336,098
Research and development	5,605	5,329	3,459	16,400	15,871
Selling, general and administrative expense	12,583	12,960	13,533	37,223	42,798
Asset impairment charge	2,130	54,284	—	56,414	406,548
Restructuring charges	1,388	1,442	7,237	2,969	7,237
Segment operating loss	$(43,743)	$(109,834)	$(25,157)	$(226,505)	$(315,705)
Operating Statistics (1):
Average active rigs	119	105	89	102	157
Number of active rigs at the end of period	121	109	68	121	68
Number of available rigs at the end of period	242	242	262	242	262
Reimbursements of "out-of-pocket" expenses	$33,282	$27,290	$27,806	$79,361	$164,540

INTERNATIONAL SOLUTIONS OPERATIONS
Operating revenues	$15,278	$14,813	$22,477	$40,609	$120,189
Direct operating expenses	16,690	16,718	27,595	50,931	99,634
Segment gross margin (2)	(1,412)	(1,905)	(5,118)	(10,322)	20,555

Depreciation	573	415	996	1,361	16,634
Selling, general and administrative expense	1,346	1,138	1,129	3,463	3,832
Asset impairment charge	—	—	—	—	156,686
Restructuring charges	207	—	2,297	207	2,297
Segment operating loss	$(3,538)	$(3,458)	$(9,540)	$(15,353)	$(158,894)
Operating Statistics (1):
Average active rigs	5	4	11	5	15
Number of active rigs at the end of period	6	5	8	6	8
Number of available rigs at the end of period	32	32	32	32	32
Reimbursements of "out-of-pocket" expenses	$1,152	$1,613	$3,079	$5,324	$6,875

OFFSHORE GULF OF MEXICO OPERATIONS
Operating revenues	$33,364	$29,274	$37,494	$94,911	$110,828
Direct operating expenses	24,127	23,069	28,967	73,452	91,660
Segment gross margin (2)	9,237	6,205	8,527	21,459	19,168

Depreciation	2,938	2,593	3,004	8,137	8,591
Selling, general and administrative expense	592	634	1,248	1,895	3,293
Restructuring charges	—	—	1,262	—	1,262
Segment operating income	$5,707	$2,978	$3,013	$11,427	$6,022
Operating Statistics (1):
Average active rigs	4	4	5	4	5
Number of active rigs at the end of period	4	4	5	4	5
Number of available rigs at the end of period	7	7	8	7	8
Reimbursements of "out-of-pocket" expenses	$8,342	$5,193	$8,224	$21,403	$24,888
(1) These operating metrics allow investors to analyze the various components of segment financial results in terms of activity, utilization and other key results. Management uses these metrics to analyze historical segment financial results and as the key inputs for forecasting and budgeting segment financial results. Beginning in the first quarter of fiscal year 2021, these operating metrics replaced previously used per day metrics. As a result, prior year comparative information is also provided above.
(2) Segment gross margin and operating income/loss have limitations and should not be used as alternatives to revenues, expenses, or operating income/loss, which are performance measures determined in accordance with GAAP.

News Release
July 28, 2021

    Segment reconciliation amounts were as follows:

	Three Months Ended June 30, 2021
(in thousands)	North America Solutions	Offshore Gulf of Mexico	International Solutions	Other	Eliminations	Total
Operating revenue	$281,132	$33,364	$15,278	$2,439	$—	$332,213
Intersegment	—	—	—	9,379	(9,379)	—
Total operating revenue	$281,132	$33,364	$15,278	$11,818	$(9,379)	$332,213

Direct operating expenses	202,630	21,923	16,547	15,852	—	256,952
Intersegment	3,542	2,204	143	13	(5,902)	—
Total drilling services & other operating expenses	$206,172	$24,127	$16,690	$15,865	$(5,902)	$256,952

	Nine Months Ended June 30, 2021
(in thousands)	North America Solutions	Offshore Gulf of Mexico	International Solutions	Other	Eliminations	Total
Operating revenue	$733,061	$94,911	$40,609	$6,180	$—	$874,761
Intersegment	—	—	—	25,181	(25,181)	—
Total operating revenue	$733,061	$94,911	$40,609	$31,361	$(25,181)	$874,761

Direct operating expenses	540,497	67,043	50,483	30,567	—	688,590
Intersegment	8,825	6,409	448	270	(15,952)	—
Total drilling services & other operating expenses	$549,322	$73,452	$50,931	$30,837	$(15,952)	$688,590

    Segment operating income (loss) for all segments is a non-GAAP financial measure of the Company’s performance, as it excludes gain on sale of assets, corporate selling, general and administrative expenses, corporate restructuring charges, and corporate depreciation. The Company considers segment operating income (loss) to be an important supplemental measure of operating performance for presenting trends in the Company’s core businesses. This measure is used by the Company to facilitate period-to-period comparisons in operating performance of the Company’s reportable segments in the aggregate by eliminating items that affect comparability between periods. The Company believes that segment operating income (loss) is useful to investors because it provides a means to evaluate the operating performance of the segments and the Company on an ongoing basis using criteria that are used by our internal decision makers. Additionally, it highlights operating trends and aids analytical comparisons. However, segment operating income has limitations and should not be used as an alternative to operating income or loss, a performance measure determined in accordance with GAAP, as it excludes certain costs that may affect the Company’s operating performance in future periods.

News Release
July 28, 2021
    The following table reconciles segment operating income (loss) per the information above to loss from continuing operations before income taxes as reported on the Unaudited Condensed Consolidated Statements of Operations:

	Three Months Ended			Nine Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(in thousands)	2021	2021	2020	2021	2020
Operating income (loss)
North America Solutions	$(43,743)	$(109,834)	$(25,157)	$(226,505)	$(315,705)
International Solutions	(3,538)	(3,458)	(9,540)	(15,353)	(158,894)
Offshore Gulf of Mexico	5,707	2,978	3,013	11,427	6,022
Other	(4,670)	(1,072)	4,389	(1,631)	3,704
Eliminations	(3,298)	(3,433)	—	(8,857)	—
Segment operating loss	$(49,542)	$(114,819)	$(27,295)	$(240,919)	$(464,873)
Gain (loss) on sale of assets	3,434	(18,515)	4,201	(2,745)	18,790
Corporate selling, general and administrative costs and corporate depreciation	(31,259)	(27,589)	(34,490)	(87,849)	(98,674)
Operating loss	$(77,367)	$(160,923)	$(57,584)	$(331,513)	$(544,757)
Other income (expense):
Interest and dividend income	1,527	4,819	771	8,225	6,551
Interest expense	(5,963)	(5,759)	(6,125)	(17,861)	(18,320)
Gain (loss) on investment securities	2,409	2,520	2,267	7,853	(7,325)
Gain on sale of subsidiary	—	—	—	—	14,963
Other	(970)	(577)	(2,914)	(3,027)	(3,711)
Total unallocated amounts	(2,997)	1,003	(6,001)	(4,810)	(7,842)
Loss from continuing operations before income taxes	$(80,364)	$(159,920)	$(63,585)	$(336,323)	$(552,599)

News Release
July 28, 2021

SUPPLEMENTARY STATISTICAL INFORMATION
Unaudited

U.S. LAND RIG COUNTS & MARKETABLE FLEET STATISTICS

	July 28,	June 30,	March 31,	Q3FY21
	2021	2021	2021	Average
U.S. Land Operations
Term Contract Rigs	65	64	64	64
Spot Contract Rigs	58	57	45	55
Total Contracted Rigs	123	121	109	119
Idle or Other Rigs	119	121	133	123
Total Marketable Fleet	242	242	242	242

H&P GLOBAL FLEET UNDER TERM CONTRACT STATISTICS
Number of Rigs Already Under Long-Term Contracts(*)
(Estimated Quarterly Average — as of 06/30/21)

	Q4	Q1	Q2	Q3	Q4	Q1	Q2
Segment	FY21	FY22	FY22	FY22	FY22	FY23	FY23
U.S. Land Operations	65.3	62.3	37.8	27.2	24.0	21.2	3.9
International Land Operations	1.0	1.0	1.0	1.0	1.0	1.0	1.0
Offshore Operations	—	—	—	—	—	—	—
Total	66.3	63.3	38.8	28.2	25.0	22.2	4.9
(*) All of the above rig contracts have original terms equal to or in excess of six months and include provisions for early termination fees.

SELECT ITEMS(**)

	Three Months Ended June 30, 2021
(in thousands, except per share data)	Pretax	Tax	Net	EPS
Net loss (GAAP basis)			$(55,555)	$(0.52)
(-) Adjustment for tax position		$5,777	$5,777	$0.05
(-) Fair market adjustment to equity investments	$2,253	$593	$1,660	$0.02
(-) Gain from discontinued ops. - currency fluctuation adjustments	$1,150	$—	$1,150	$0.01
(-) Restructuring charges	$(2,110)	$(512)	$(1,598)	$(0.01)
(-) Adjustment to future value earnout for acquisitions	$(823)	$(191)	$(632)	$(0.01)
(-) Impairments for fair market value adjustments to decomm. rigs	$(2,131)	$(1,200)	$(931)	$(0.01)
Adjusted net loss			$(60,981)	$(0.57)

	Three Months Ended March 31, 2021
(in thousands, except per share data)	Pretax	Tax	Net	EPS
Net loss (GAAP basis)			$(121,003)	$(1.13)
(-) Fair market adjustment to equity investments	$2,520	$545	$1,975	$0.02
(-) Gain from discontinued ops. - currency fluctuation adjustments	$2,293	$—	$2,293	$0.02
(-) Restructuring charges	$(1,608)	$(352)	$(1,256)	$(0.01)
(-) Loss on the sale of excess drilling equipment and spares	$(23,019)	$(5,061)	$(17,958)	$(0.17)
(-) Impairments for fair market value adjustments to decomm. rigs	$(54,284)	$(11,888)	$(42,396)	$(0.39)
Adjusted net loss			$(63,661)	$(0.60)

(**)The Company believes identifying and excluding select items is useful in assessing and understanding current operational performance, especially in making comparisons over time involving previous and subsequent periods and/or forecasting future period results. Select items are excluded as they are deemed to be outside of the Company's core business operations.